UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K/A
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 21, 2019

US Ecology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11688	95-3889638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 S. Capitol Blvd., Suite 1000, Boise, Idaho 83702
(Address of Principal Executive Offices) (Zip Code)

(208) 331-8400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Explanatory Note

On February 21, 2019, US Ecology, Inc. (the “Company”) furnished a current report on Form 8-K (the “Original 8-K”) which included, as Exhibit 99.1, the Company’s press release reporting its results for the quarter ended December 31, 2018. The Company subsequently discovered a transposition error in the expected high end range of its Environmental Services segment revenue as presented under the heading “2019 Outlook” in the press release. The correct number is $438 million instead of $483 million. This Amendment No. 1 on Form 8-K/A is being provided solely to furnish an amended press release correcting this transposition error. The contents of the Original 8-K and press release, including all reported financial information for the three months and year ended December 31, 2018, otherwise remains unchanged.

Item 2.02. Results of Operations and Financial Condition.

On February 21, 2019, US Ecology, Inc. issued a press release reporting its results for the quarter ended December 31, 2018. A copy of the amended press release is attached as Exhibit 99.1 to this report.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

The following exhibits relating to Item 2.02 shall be deemed to be furnished, and not filed:

(d) Exhibits

99.1       Amended Press Release of US Ecology, Inc. dated February 21, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Ecology, Inc.

Date: February 22, 2019	By:	/s/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended Press Release of US Ecology, Inc. dated February 21, 2019

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